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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-02105 and 333-02107 on Form S-8; 333-47137, 333-47139, and 333-45281 on Form
S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Energy Group Inc., of our report dated March 21, 2000, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Detroit, Michigan

March 28, 2000